Exhibit 10.14

Form of  Open Market Purchase Subscription Agreement

SUBSCRIPTION AGREEMENT

ARYA Sciences Acquisition Corp IV
51 Astor Place, 10th Floor
New York, New York 10002

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Aja Holdco, Inc., a Delaware corporation and prior to the Closing Date (as defined below), a wholly owned subsidiary of ARYA (“ListCo”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among ListCo, ARYA, Aja Merger Sub 1, a Cayman Islands exempted company and prior to the Closing Date, a wholly owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, a Delaware corporation and prior to the Closing Date, a wholly owned subsidiary of ListCo (“Company Merger Sub”) and Adagio Medical, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, ARYA Merger Sub will merge with and into ARYA and Company Merger Sub will merge with and into the Company, with ARYA and the Company surviving the mergers and ARYA and the Company becoming wholly owned subsidiaries of ListCo, on the terms and subject to the conditions set forth in the Transaction Agreement (the “Transaction”).

In connection with the Transaction, ListCo is seeking commitments from interested investors to purchase in a private placement, contingent upon, and substantially concurrently with the closing of the Transaction, (i) shares (the “Shares”) of ListCo’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants, each representing the right to purchase shares of Common Stock and to be represented by a warrant with the terms and conditions in the form attached hereto as Exhibit A (the “Warrant Agreement”) and which will be executed on the Closing Date (as defined below) (such warrants, the “Warrants” and together with the Shares, the “PIPE Securities”). On or about the date of this Subscription Agreement, the parties to this Subscription Agreement (other than the Investor) are entering into subscription agreements (the “Other Subscription Agreements,” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”). The shares of Common Stock underlying the Warrants are herein after referred to as the “Warrant Shares.” The aggregate purchase price to be paid by the Investor for the PIPE Securities (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount” and is set forth on the signature page hereto.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, ARYA and ListCo acknowledges and agrees as follows:

1.            Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from ListCo the number of PIPE Securities set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions set forth in this Subscription Agreement. The Investor acknowledges and agrees that ListCo reserves the right to accept or reject the Investor’s subscription for the PIPE Securities for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by ListCo only when this Subscription Agreement is signed by a duly authorized person by or on behalf of ListCo; ListCo may do so in counterpart form. The Investor acknowledges and agrees that the PIPE Securities that will be purchased by the Investor and issued by ListCo on the terms and subject to the conditions set forth in this Subscription Agreement, or in the case of the Warrant Shares, on the terms and conditions set forth in each of the Warrant Agreement, shall be securities of a Delaware corporation (and not, for the avoidance of doubt, securities of ARYA, a Cayman Islands exempted company).

2.            Closing. The closing of the sale, purchase and issuance of the PIPE Securities contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur contingent upon, and substantially concurrent with the effectiveness of the Transaction (the date the Closing so occurs, the “Closing Date”). Upon delivery of written notice from (or on behalf of) ListCo to the Investor (the “Closing Notice”), that ListCo reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to ListCo, three (3) business days prior to the anticipated closing date specified in the Closing Notice, any other information that is reasonably requested in the Closing Notice in order for the PIPE Securities to be issued to the Investor, including, without limitation, the legal name of the person in whose name such securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, ListCo shall issue a number of PIPE Securities to the Investor set forth on the signature page to this Subscription Agreement, including by delivering a fully executed Warrant Agreement to the Investor, and subsequently cause the Shares to be registered in book entry form, free and clear of all liens (other than those arising under applicable securities laws), in the name of the Investor on ListCo’s share register. In lieu of paying the Subscription Amount, Investor hereby agrees that it shall not exercise its right to redeem the Investor ARYA Shares (as defined below) in connection with the consummation of the Transaction in accordance with Section 16 hereof. For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required to close for business.

3.            Closing Conditions.

a.             The obligation of the parties hereto to consummate the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement is subject to the following conditions:

(i)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of (x) the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement or (y) the Transaction; and

(ii)           (A) all conditions precedent to the closing of the Transaction set forth in Article 6 of the Transaction Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the applicable parties to the Transaction Agreement and other than those conditions under the Transaction Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the applicable parties to the Transaction Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.             The obligation of ListCo to consummate the sale and issuance of the PIPE Securities pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by ListCo with the prior written consent of ARYA (not to be unreasonably withheld, conditioned or delayed)) that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for (i) those representations and warranties qualified by materiality, which shall be true and correct in all respects as of the Closing Date and (ii) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing shall have been performed in all material respects.

c.             The obligation of the Investor to consummate the purchase of the PIPE Securities pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by the Investor) that (i) all representations and warranties of ListCo and ARYA contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects and (B) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date); (ii) ListCo and ARYA shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (iii) the Shares acquired hereunder shall have been approved for listing by the Stock Exchange (as defined below).

4.           Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.             ListCo Representations and Warranties. ListCo represents and warrants to the Investor that:

a.             ListCo is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. ListCo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.             As of the Closing Date, the Shares, the Warrants and any Warrant Shares, will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement or the Warrant Agreement, as applicable, such Shares or Warrant Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under ListCo’s certificate of incorporation or bylaws (each, as amended on the Closing Date) or under the General Corporation Law of the State of Delaware or under any agreement or instrument to which ListCo is a party. As of the Closing Date, the Warrant Shares will have been duly reserved for issuance in an amount of duly authorized shares of Common Stock that is equal to the number of Warrant Shares issuable upon the initial exercise of the Warrants. ListCo shall keep such number of shares of Common Stock as necessary to satisfy the exercise of the Warrants at all times reserved for issuance until the earlier of the exercise of the Warrants in full or the expiration of the Warrants in accordance with their respective terms. The Warrant Shares issued upon the exercise of any Warrant will be validly issued, fully paid and non-assessable. On the Closing Date, the Warrant Agreement will be duly authorized, and when executed and delivered by ListCo, will constitute the valid and binding agreement of ListCo and will be enforceable against ListCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

c.             This Subscription Agreement has been duly authorized, validly executed and delivered by ListCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and ARYA, this Subscription Agreement is enforceable against ListCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.             The sale and issuance of the PIPE Securities and the compliance by ListCo with all of the provisions of this Subscription Agreement and the Warrant Agreement, and the consummation of the transactions contemplated herein, including the issuance of the Warrant Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ListCo or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ListCo or any of its subsidiaries is a party or by which ListCo or any of its subsidiaries is bound or to which any of the property or assets of ListCo or any of its subsidiaries is subject that would reasonably be expected to have a material adverse effect on the validity of the PIPE Securities, including the Warrant Shares, or legal authority of ListCo to comply in all material respects with the terms of this Subscription Agreement, the Warrant Agreement or the Transaction (a “ListCo Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of ListCo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ListCo or any of its properties that would reasonably be expected to have a ListCo Material Adverse Effect.

e.             As of the date of this Subscription Agreement, the authorized share capital of ListCo (excluding the PIPE Securities) consists of one thousand (1,000) shares of Common Stock and the issued share capital of ListCo consists of one (1) share of Common Stock, which (A) has been duly authorized, validly issued, fully paid and nonassessable, (B) has been issued in compliance with applicable law and (C) has not been issued in breach or violation of any preemptive rights or contract. Immediately following the Closing, all of the issued and outstanding shares of Common Stock shall (A) be, or have been duly authorized, validly issued, fully paid and nonassessable, (B) have been issued in compliance with applicable law and (C) not have been issued in breach or violation of any preemptive rights or contract. There are no shareholder agreements, voting trusts or other agreements or understandings to which ListCo is a party or by which it is bound relating to the voting of any securities of ListCo, other than (1) as set forth in the SEC Reports (as defined below) and (2) as contemplated by the Transaction Agreement. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ListCo any equity interests in ListCo, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ListCo has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

f.             Assuming the accuracy of the representations and warranties of the Investor, ListCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by ListCo of this Subscription Agreement (including, without limitation, the issuance by ListCo of the PIPE Securities or any Warrant Shares), other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which ListCo’s common equity will be listed (the “Stock Exchange”), (iv) those required to consummate the Transaction as provided under the Transaction Agreement, and (v) those of which the failure to obtain would not be reasonably likely to have a ListCo Material Adverse Effect.

g.            As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of ListCo, threatened against ListCo by the Stock Exchange or the SEC, respectively, to prohibit the listing of the Shares and Warrant Shares, or the registration of, when issued in connection with the closing of the Transaction, the Shares and Warrant Shares under the Exchange Act of 1934, as amended (the “Exchange Act”).

h.            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the PIPE Securities by ListCo to the Investor hereunder. The PIPE Securities (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i.             Except for such matters as have not had and would not be reasonably likely to have a ListCo Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of ListCo, threatened against ListCo or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ListCo.

j.             ListCo has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the PIPE Securities, and ListCo is not under any obligation to pay any broker’s fee or commission in connection with the sale of the PIPE Securities other than to the Placement Agent at Closing.

k.            ListCo acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares and Warrant Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of the Shares and Warrant Shares shall not be required to provide ListCo with any notice thereof; provided, however, that neither ListCo, ARYA, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares and Warrant Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by ListCo in all respects.

l.            Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, as of the date hereof, ListCo has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ListCo (other than any side letter or similar agreement relating to the transfer to any investor of securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). Notwithstanding the foregoing, the parties acknowledge that ListCo may enter into additional subscription agreements after the date hereof; provided, however, that if any such agreement is with respect to equity financing, then any such agreement shall be on substantially the same terms and at an effective offering price no less than as provided for pursuant to this subscription Agreement. The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

6.             ARYA Representations and Warranties. ARYA represents and warrants to the Investor that:

a.              ARYA has been duly incorporated and is validly existing as an exempted company under the laws of the Cayman Islands, in good standing under the laws of the Cayman Islands, with power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.            This Subscription Agreement has been duly authorized, validly executed and delivered by ARYA and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and ListCo, this Subscription Agreement is enforceable against ARYA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

c.            As of the date hereof, the authorized share capital of ARYA consists of (i) 479,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares” and together with the Class A Shares, the “ARYA Ordinary Shares”), and (iii) 1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”). As of the date of this Subscription Agreement, (i) no Preference Shares are issued and outstanding, (ii) 4,189,831 Class A Shares are issued and outstanding, and (iii) 3,737,500 Class B Shares are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares are fully paid and nonassessable, as such term or similar concept may be applicable to a Cayman Islands exempted company, have been duly authorized and validly issued and issued in compliance with applicable law and have not been issued in breach or violation of any preemptive rights or contract. There are no shareholder agreements, voting trusts or other agreements or understandings to which ARYA is a party or by which it is bound relating to the voting of any securities of ARYA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ARYA any Class A Shares, Class B Shares or other equity interests in ARYA, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ARYA has no subsidiaries, other than ListCo, ARYA Merger Sub and Company Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

d.            A copy of each form, report, statement, schedule, proxy and other document filed by ARYA with the SEC on or prior to the Closing Date (the “SEC Reports”) is available to the Investor (including via the SEC’s EDGAR system). ARYA has timely filed the SEC Reports with the SEC through the date hereof (after giving effect to any applicable grace period). As of their respective filing dates all SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ARYA included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of ARYA as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of ARYA in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to ARYA. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of ARYA and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Subscription Agreement, shall not be deemed to constitute a breach of this Section 6(d). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 6(d).

e.             The sale and issuance of the PIPE Securities and the compliance by ARYA with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein, including the issuance of the Warrant Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ARYA or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ARYA or any of its subsidiaries is a party or by which ARYA or any of its subsidiaries is bound or to which any of the property or assets of ARYA or any of its subsidiaries is subject that would reasonably be expected to materially affect or legal authority of ARYA to comply in all material respects with the terms of this Subscription Agreement or the Transaction (an “ARYA Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of ARYA; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ARYA or any of its properties that would reasonably be expected to have a Material Adverse Effect.

f.             Assuming the accuracy of the representations and warranties of the Investor, ARYA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by ARYA of this Subscription Agreement (including, without limitation, the issuance by ListCo of the PIPE Securities or any Warrant Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the Stock Exchange, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, and (v) those of which the failure to obtain would not be reasonably likely to have, individually or in the aggregate, an ARYA Material Adverse Effect.

g.            Other than the Placement Agent, ARYA has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the PIPE Securities, and ARYA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the PIPE Securities other than to the Placement Agent.

h.            Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, ARYA has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ARYA (other than any side letter or similar agreement relating to the transfer to any investor of securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

i.             The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. Except for such matters as have not had and would not be reasonably likely to have a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of ARYA, threatened against ARYA or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ARYA.

7.            Investor Representations and Warranties. The Investor represents and warrants to ListCo and ARYA that:

a.            The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the PIPE Securities only for its own account and not for the account of others, or if the Investor is subscribing for the PIPE Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the PIPE Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor shall provide the requested information set forth on Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the PIPE Securities. The term “affiliate” or “affiliated” as used in this Subscription Agreement shall mean, with respect to any individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or governmental entity (a “person”), any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” as used in this Subscription Agreement shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

b.            The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the PIPE Securities and Warrant Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to ListCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the PIPE Securities and Warrant Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the PIPE Securities or Warrant Shares and may be required to bear the financial risk of an investment in the PIPE Securities and Warrant Shares for an indefinite period of time. The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares will not immediately be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, transfer or disposition of any of the PIPE Securities or Warrant Shares. The Investor further acknowledges that the Warrants will be non-transferable prior to the exercise thereof.

c.           The Investor acknowledges and agrees that the Investor is purchasing the PIPE Securities directly from ListCo. The Investor further acknowledges that there have not been, and the Investor hereby agrees that it is not relying on, representations, warranties, covenants and agreements made to the Investor by or on behalf of ListCo, ARYA, the Company, Jefferies LLC (Jefferies LLC and any of its respective affiliates, the “Placement Agent”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of ListCo expressly set forth in Section 5 and ARYA expressly set forth in Section 6 of this Subscription Agreement.

d.            The Investor’s acquisition and holding of the PIPE Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.           The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the PIPE Securities, including, without limitation, with respect to ARYA, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, deemed necessary to make an investment decision with respect to the PIPE Securities.

f.             The Investor became aware of this offering of the PIPE Securities solely by means of direct contact between the Investor, ARYA, ListCo or the Company or a representative of ARYA and ListCo or the Company, and the PIPE Securities were offered to the Investor solely by direct contact between the Investor and ARYA ListCo or the Company or a representative of ListCo, ARYA or the Company. The Investor did not become aware of this offering of the PIPE Securities, nor were the PIPE Securities offered to the Investor, by any other means and none of ListCo, ARYA, the Company, the Placement Agent or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the PIPE Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, ListCo, ARYA, the Company, the Placement Agent, any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of ListCo and ARYA contained in Section 5 and Section 6 of this Subscription Agreement, in making its investment or decision to invest in ListCo.

g.            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the PIPE Securities, including, without limitation, those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the PIPE Securities, and the Investor has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the PIPE Securities. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the PIPE Securities. The Investor understands and acknowledges that the purchase and sale of the PIPE Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the PIPE Securities, has no need for liquidity with respect to its investment in the PIPE Securities and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the PIPE Securities.

h.            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the PIPE Securities and determined that the PIPE Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in ListCo. The Investor acknowledges specifically that a possibility of total loss exists.

i.             In making its decision to purchase the PIPE Securities, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning ListCo, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement, the Warrant Agreement or the transactions contemplated hereby or thereby, the PIPE Securities or the offer and sale of the PIPE Securities.

j.             The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the PIPE Securities or made any findings or determination as to the fairness of this investment.

k.            The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.             The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. (A) The signature on this Subscription Agreement is genuine, (B) the signatory of this Subscription Agreement, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, (C) this Subscription Agreement has been duly executed and delivered by the Investor or the investment advisor to which the Investor has delegated decision making authority over investments and (D) this Subscription Agreement constitutes, assuming that the Subscription Agreement and the Warrant Agreement constitute the valid and binding agreement of ARYA and ListCo, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m.           The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea, Donetsk or Luhansk regions of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the PIPE Securities and any Warrant Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

n.            The Investor acknowledges that no disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the PIPE Securities.

o.            The Investor acknowledges that neither the Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to ListCo, ARYA, the Company or its subsidiaries or any of their respective businesses, or the PIPE Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by ListCo, ARYA or the Company, as applicable.

p.            The Investor has or has commitments to have and, when required to deliver payment to ListCo pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement.

q.           The Investor does not have, as of the date hereof, and during the thirty (30) day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of ARYA. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the PIPE Securities covered by this Subscription Agreement.

r.            The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of ARYA (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

s.           The Investor acknowledges and agrees that the Placement Agent (a) is acting solely in its capacity as placement agent with respect to the issuance and sale of the PIPE Securities pursuant to this Subscription Agreement and the Other Subscription Agreements, is not acting as an underwriter, initial purchaser, dealer, financial advisor, fiduciary or in any other capacity and is not and shall not be construed as a fiduciary to the Investor, ListCo, ARYA or any other person or entity in connection with this offering of the PIPE Securities or the Transaction; (b) has not made and will not make any representation or warranty, whether express or implied, of any kind or character to the Investor and has not provided any advice or recommendation in connection with this offering of the PIPE Securities or the Transaction; (c) will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the PIPE Securities, the Transaction or any of the documents furnished pursuant thereto or in connection therewith or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning ListCo, this offering of PIPE Securities, or the Transaction.

t.             The Investor acknowledges and is aware that the Placement Agent is acting as ARYA’s and ListCo’s placement agent and Jefferies LLC is acting as capital markets advisor to ARYA.

u.           The Investor acknowledges and agrees that no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, ListCo, ARYA or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of this offering of the PIPE Securities or the Transaction

8.            Registration Rights.

a.            In the event that the Shares and the Warrant Shares (such securities, the “PIPE Registrable Securities”) are not registered in connection with the consummation of the Transaction, ListCo agrees that, within forty-five (45) calendar days after the consummation of the Transaction (the “Filing Date”), it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the PIPE Registrable Securities, and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days after the filing thereof (or one hundred-twenty (120) calendar days after the filing thereof if the SEC notifies ListCo that it will “review” the Registration Statement) following the Filing Date and (ii) ten (10) business days after ListCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. ListCo agrees to cause such Registration Statement, or another shelf registration statement that includes the PIPE Registrable Securities to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the date that is five years and six months following the Closing, (ii) the date on which the Investor ceases to hold any PIPE Registrable Securities or Warrants issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its PIPE Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 within 90 days without the public information, volume or manner limitations of such rule. Notwithstanding the foregoing, if the SEC prevents ListCo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the PIPE Registrable Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of PIPE Registrable Securities which is equal to the maximum number of PIPE Registrable Securities as is permitted by the SEC. In such event, the number of PIPE Registrable Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. The Investor agrees to disclose its ownership to ListCo upon request to assist it in making the determination described above. If the PIPE Registrable Securities are eligible to be sold under Rule 144 within 90 days without the public information, volume or manner limitations of such rule, or the Registration Statement covering the resale of the PIPE Registrable Securities is effective (and the Investor and its broker provide ListCo and its transfer agent with customary representations and other documentation reasonably acceptable to ListCo and its transfer agent in connection therewith), then at the Investor’s request, ListCo will use commercially reasonable efforts to cause its transfer agent to remove the restrictive legend described in Section 7(b) from the PIPE Registrable Securities. For as long as the Registration Statement shall remain effective pursuant to this Section 8(a), ListCo will use commercially reasonable efforts to (1) qualify the PIPE Registrable Securities for listing on the Stock Exchange and (2) update or amend the Registration Statement as necessary to include the Shares sold hereby for resale. For as long as the Investor holds the PIPE Registrable Securities, ListCo will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the PIPE Registrable Securities pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to the Investor), as applicable. ListCo may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after ListCo becomes eligible to use such Form S-3. The Investor acknowledges and agrees that ListCo may suspend the use of any such Registration Statement if it determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, if such filing would require the inclusion, in such Registration Statement, of financial statements that are unavailable to ListCo for reasons beyond ListCo’s control or use could materially affect a bona fide business or financing transaction of ListCo or would require premature disclosure of information that would adversely affect ListCo and that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, that (i) ListCo shall not so delay filing or so suspend the use of a registration statement for a period of more than ninety (90) consecutive days or more than a total of one hundred and eighty (180) calendar days, in each case in any three hundred and sixty (360) day period and (ii) ListCo shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. ListCo’s obligations to include the PIPE Registrable Securities issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to ListCo such information regarding the Investor, the securities of ListCo held by the Investor and the intended method of disposition of such PIPE Registrable Securities, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by ListCo to effect the registration of such PIPE Registrable Securities, and shall execute such documents in connection with such registration as ListCo may reasonably request that are customary of a selling stockholder in similar situations.

b.            ListCo shall advise the Investor within two (2) business days (at ListCo’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by ListCo of any notification with respect to the suspension of the qualification of the PIPE Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from ListCo (which notice shall not contain any material non-public information regarding ListCo) of the happening of any event contemplated in clauses (ii) through (v) above during the period that the Registration Statement is effective or if as a result of the occurrence of such event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that (1) it will immediately discontinue offers and sales of the PIPE Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which ListCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by ListCo that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by ListCo except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. ListCo shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (ii) through (v) above, except for such times as ListCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, ListCo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the PIPE Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.            Indemnification.

(i)            ListCo agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to ListCo by or on behalf of the Investor expressly for use therein.

(ii)           The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless ListCo, its directors and officers and agents and each person who controls ListCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the PIPE Registrable Securities giving rise to such indemnification obligation.

(iii)          Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which (1) cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, or (3) contains any statement of fault or culpability.

(iv)          The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the PIPE Registrable Securities.

(v)           If the indemnification provided under this Section 8(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(c) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor pursuant to this Section 8(c)(v) be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the PIPE Registrable Securities giving rise to such indemnification obligation, and such obligations of the Investor shall be several and not joint.

9.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) ListCo’s notification to the Investor in writing that it has, with the written consent of the Company, abandoned its plans to move forward with the Transaction and/or terminated the Investor’s obligations with respect to the subscription without the delivery of the Shares having occurred, and (d) the delivery of a notice of termination of this Subscription Agreement by the Investor to ListCo and ARYA on the Termination Date (as defined in the Transaction Agreement, and such thirtieth calendar day, the “Outside Date”), if the Closing has not occurred by the Termination Date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (d) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is an Other Investor, and such Other Investor’s breach of any of its covenants or obligations under an Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Termination Date) (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. ListCo shall notify the Investor of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to ListCo in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

10.          Trust Account Waiver. The Investor acknowledges that ARYA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving ARYA and one or more businesses or assets. The Investor further acknowledges that, as described in ARYA’s final prospectus relating to its initial public offering dated February 25, 2021 (the “Final Prospectus”) available at www.sec.gov, substantially all of ARYA’s assets consist of the cash proceeds of ARYA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of ARYA, its public shareholders and the underwriters of ARYA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to ARYA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of ARYA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to ARYA’s public shareholders or to the underwriters of ARYA’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of publicly traded Class A Shares acquired in an open market transaction, pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with ARYA’s Amended and Restated Memorandum and Articles of Association, as amended in connection with the shareholder meeting of ARYA on February 28, 2023 and as may be subsequently amended from time to time, and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and ARYA, dated March 2, 2021, except to the extent that the Investor has otherwise agreed in writing with ListCo, ARYA, the Company or any of their respective affiliates to not exercise such redemption right.

11.          Miscellaneous.

a.            Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the PIPE Securities acquired hereunder and the rights set forth in Section 8 solely in connection with a transfer of such PIPE Securities (other than a transfer in connection with a sale pursuant to either an effective registration statement or under Rule 144), if any) may be transferred or assigned. Notwithstanding the foregoing, after notifying ListCo, Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Investor of its obligations hereunder if any such assignee fails to perform such obligations. Notwithstanding the foregoing, the Warrants may not be transferred by the holder thereof following their issuance.

b.           ListCo may request from the Investor such additional information as ListCo may deem necessary to register the resale of the PIPE Registrable Securities and evaluate the eligibility of the Investor to acquire the PIPE Securities, and the Investor shall provide any such information as may be reasonably requested. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that ListCo and ARYA may file a copy of this Subscription Agreement and Warrant Agreement with the SEC as an exhibit to a periodic report or a registration statement of ListCo or ARYA.

c.            The Investor acknowledges that ListCo, ARYA, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify ListCo, ARYA, the Company and the Placement Agent in writing if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify ListCo, ARYA, the Company and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of PIPE Securities from ListCo will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase.

d.            The Investor agrees that, from the date hereof until the Closing or the earlier termination of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any PIPE Securities or any securities of ARYA prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of ARYA, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 11(d) shall not apply to long sales (including sales of securities held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments. Notwithstanding the foregoing, nothing in this Section 11(d) (i) shall prohibit any entities under common management with the Investor that have no knowledge (constructive or otherwise) of this Subscription Agreement or of Investor’s participation in the transactions contemplated hereby from entering into any of the transactions set forth in the first sentence of this Section 11(d); and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers or desks manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 11(d) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the PIPE Securities covered by this Subscription Agreement.

e.            ListCo, ARYA and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(e) shall not give the Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of ListCo or ARYA set forth in this Subscription Agreement.

f.             All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g.          This Subscription Agreement may not be terminated other than pursuant to the terms of Section 9 above. The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by ListCo of the provisions of this Subscription Agreement shall be effective without the prior written consent of ARYA (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.            This Subscription Agreement (including, without limitation, the schedule hereto and the Warrant Agreement attached hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 3(b), Section 7, Section 9, Section 11(c), Section 11(e), Section 11(g), this Section 11(h) and the last sentence of Section 11(l) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i.            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.             If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.            This Subscription Agreement may be executed and delivered in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.             The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations hereunder, ListCo’s obligations under this Subscription Agreement and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m.           Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice given hereunder:

(i)           if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii)          if to ARYA or ListCo, to:

c/o ARYA Sciences Acquisition Corp IV

51 Astor Place, 10th Floor

New York, NY 10003

Attention: Michael Altman

Konstantin Poukalov

E-mail:      Michael@perceptivelife.com

Konstantin@perceptivelife.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:	Peter Seligson

Mathieu Kohmann

Email:	peter.seligson@kirkland.com

mathieu.kohmann@kirkland.com

n.            THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(n) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

o.            The Investor hereby acknowledges that the Placement Agent and/or its respective affiliates may now or in the future own securities of ARYA and/or purchase securities in the Transaction.

12.        Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of ListCo expressly contained in Section 5 and ARYA expressly contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in ListCo. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the PIPE Securities (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the PIPE Securities, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the PIPE Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by ListCo, ARYA, the Company, the Placement Agent or any Non-Party Affiliate concerning ListCo, ARYA, the Company, the Placement Agent, any of its respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of ListCo, ARYA, the Company, the Placement Agent or any of ListCo’s, ARYA’s, the Company’s or the Placement Agent’s respective controlled affiliates or any family member of the foregoing.

14.        Disclosure. ARYA shall on the first (1st) business day following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that ARYA has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of ARYA, the Investor shall not be in possession of any material, non-public information received from ARYA, the Company or any of their officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with ARYA, the Company, the Placement Agents or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement, the Warrant Agreement, the Other Subscription Agreements or the Transaction Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, ARYA shall not publicly disclose the name of the Investor or any of its affiliates or advisers or include the name of the Investor or any of its affiliates or advisers in any press release without the prior written consent of the Investor except as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the rules and regulations of the Stock Exchange, in which case ARYA will provide Investor with prior written notice (including by e-mail) of such disclosure to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication that was approved by the Investor in accordance with this Section 14.

15.          Several Obligations. The obligations of the Investor and each Other Investor in connection with the private placement are several and not joint, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor in connection with the private placement. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or any Other Investor pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

16.         Non-Redemption Agreement. On the Closing Date, the Investor shall deliver evidence reasonably satisfactory to ListCo (i) that Investor purchased a certain amount of Class A Shares for an aggregate purchase price equal to the Subscription Amount (such shares, the “Investor ARYA Shares”), (ii) of the average per share purchase price for such Investor ARYA Shares (the “Average Purchase Price”), (iii) that it effectively holds such shares through the effective time of the closing of the Transaction, and (iv) that it has not tendered such shares for redemption. As of the Closing Date, the Investor represents and warrants that it has good, marketable and unencumbered title to the Investor ARYA Shares, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies. The Investor and its affiliates agree (i) not to sell or transfer any of the Investor ARYA Shares prior to the effective time of the closing of the Transaction and (ii) not to redeem any Investor ARYA Shares in connection with the Transaction.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which PIPE Securities are to be registered (if different):	Date: February , 2024

Investor’s EIN/SSN (as applicable):

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Email:	Email:

Number of Shares subscribed for: A number of Shares equal to (A) the product of (i) 120% and (ii) the sum of the Investor ARYA Shares and the Open Market Top Up Shares (as defined below), plus (B) the difference of Sponsor Promote Allocation Shares (as defined below) minus the Investor ARYA Shares. The “Open Market Top Up Shares” shall mean a number of Shares equal to (A) the quotient of the Subscription Amount divided by $10.00, minus (B) the quotient of the Subscription Amount divided by the Average Purchase Price.1

Number of Warrants subscribed for: A number of Warrants equal to the product of (i) 120% and (ii) the sum of the Investor ARYA Shares and the Open Market Top Up Shares (as calculated pursuant to the formula described above on this signature page).2

Sponsor Promote Allocation Shares: [●] (such number of shares, the “Sponsor Promote Allocation Shares”)

Subscription Amount: $[●]

[1]	For the avoidance of doubt, the number of Shares subscribed for by the Investor shall be yielded by the following calculation: X = (1.2*B) + C – D, whereby: X is the number of Shares subscribed for by the Investor; B is the sum of the Investor ARYA Shares plus the Open Market Top Up Shares (as calculated pursuant to the formula set forth below); C is the number of Sponsor Promote Allocation Shares, as set forth on this signature page; and D is the number of Investor ARYA Shares. “Open Market Top Up Shares” for purposes of the above calculation shall mean a number of Shares yielded by the following calculation: Y = (E/10) – (E/F), whereby: Y is the number Open Market Top Up Shares; E is the Subscription Amount, as set forth on this signature page; and F is the Average Purchase Price.

[2]	For the avoidance of doubt, the number of Warrants subscribed for by the Investor shall be yielded by the following calculation: Z = 1.2*B, whereby: Z is the number of Warrants subscribed for by the Investor; B is the sum of the Investor ARYA Shares plus the Open Market Top Up Shares (as calculated pursuant to the formula set forth in the footnote immediately above).

IN WITNESS WHEREOF, ListCo and ARYA have accepted this Subscription Agreement as of the date set forth below.

AJA HOLDCO, INC.

By:
Name:	Adam Stone
Title:	Chief Executive Officer

ARYA SCIENCES ACQUISITION CORP IV

By:
Name:	Michael Altman
Title:	Chief Financial Officer

Date: [●], 2024

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box) INVESTOR:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

Exhibit A

Form of Warrant Agreement

WARRANT NUMBER: A-[_]

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT FOR TRANSFERS TO AN AFFILIATE (AS DEFINED IN THE SUBSCRIPTION AGREEMENT EXECUTED BY AJA HOLDCO, INC. (THE “COMPANY”), ARYA SCIENCES ACQUISITION CORP IV AND THE INITIAL PURCHASER OF THIS WARRANT (THE “SUBSCRIPTION AGREEMENT”)) OF THE HOLDER OR WITH THE WRITTEN CONSENT OF THE COMPANY. THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON HOLDERS’ EXERCISE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF ARE SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS AS PROVIDED HEREIN AND IN THE SUBSCRIPTION AGREEMENT OR AS A RESULT OF APPLICABLE LAWS, INCLUDING FEDERAL AND STATE SECURITIES LAWS. FURTHER, THE WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (I) TO THE COMPANY OR A SUBSIDIARY THEREOF, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, THE APPLICABLE LAWS OF ANY OTHER JURISDICTION AND THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN. THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BE ENTITLED TO CERTAIN REGISTRATION RIGHTS AS SET FORTH UNDER THE SUBSCRIPTION AGREEMENT.

WARRANT TO PURCHASE COMMON STOCK

Company:	Aja Holdco, Inc., a Delaware corporation

Number of Shares:	[●]

Class:	Common stock, par value $0.0001 per share

Warrant Price:	$10.00 per share, subject to adjustment as described herein

Original Issue Date:	[●], 2024

Expiration Date:	[●], 2029; see also Section 2.2

Subscription Agreement:	This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to that certain Subscription Agreement, dated as of February [●], 2024, by and among the Company, ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company, and the Holder (as may be further amended and/or modified and in effect from time to time, the “Subscription Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Subscription Agreement.

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [HOLDER] (together with any successor or permitted assignee or transferee of this Warrant, “Holder”) is entitled to purchase up to [●] shares of fully paid and non-assessable common stock, par value $0.0001 per share (the “Common Stock”), of Aja Holdco, Inc., a Delaware corporation (the “Company”), at the Warrant Price, all as set forth above and subject to the provisions and upon the terms and conditions set forth in this Warrant.

1.	Warrants.

a.             Form of Warrant. This Warrant, together with all of the other warrants to purchase Common Stock (such shares of Common Stock, the “Warrant Shares”) issued pursuant to the Other Subscription Agreements, including any warrants issued upon the transfer of such warrants (collectively, the “Warrants”), shall be issued in certificated form.

b.             Registration.

(i)             Warrant Register. The Company shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder. The Company shall provide 30 days’ prior written notice to the Holder of any appointment of or change in warrant agent and the new warrant agent’s contact information, including if the Company shall itself directly maintain the Warrant Register after a third-party warrant agent has been appointed.

This Warrant shall be signed by the Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose signature has been placed upon this Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(ii)           Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

(iii)           Registration of Transfer.    Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the valid transfer, in whole or in part, from time to time, of this Warrant upon the Warrant Register, upon surrender of this Warrant for transfer and a duly completed and executed written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Registered Holder or its agent or attorney. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Registered Holder a new Warrant of like tenor, in the name of the Registered Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred. Notwithstanding anything herein to the contrary, the Registered Holder shall not be required to physically surrender this Warrant to the Company unless the Registered Holder has assigned this Warrant in full, in which case, the Registered Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date on which the Registered Holder delivers a duly completed and executed written assignment of this Warrant substantially in the form attached hereto as Exhibit B to the Company assigning this Warrant in full.

(iv)           Transferability. This Warrant may not be transferred except for transfers to an affiliate (as defined in the Subscription Agreement) of the Holder or with the written consent of the Company.

c.             Procedure for Surrender of Warrants. This Warrant may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that if the Warrant so surrendered bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange thereof until the Company has received an opinion of counsel reasonably acceptable to the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

2.	Terms and Exercise of Warrants.

a.             Warrant Price. This Warrant shall entitle the Registered Holder, subject to the provisions hereof, to purchase from the Company the number of shares of Common Stock set forth above, at the price of $10.00 per share, subject to the adjustments provided in Section 3 hereof. The term “Warrant Price” as used in this Warrant shall mean the price per share of each Warrant Share that may be purchased at the time the Warrant is exercised.

b.            Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the Original Issue Date, and terminating at 5:00 p.m., New York City time on the date that is five (5) years after the Original Issue Date; provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions set forth in this Warrant. Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under such outstanding Warrant shall cease at 5:00 p.m. New York City time on the Expiration Date.

c.             Exercise of Warrants.

(i)           Payment. Subject to the provisions hereof, this Warrant may be exercised by the Registered Holder hereof, in whole or in part, at any time or times on or after the initial issuance date during the Exercise Period, by delivery of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Warrant Exercise attached hereto as Exhibit A, duly executed, and by paying in full the Warrant Price for each full Warrant Share as to which this Warrant is exercised, the exchange of this Warrant for Warrant Shares and the issuance of such Warrant Shares in lawful money of the United States, by (i) wire transfer or in good certified check or good bank draft payable to the Company or (ii) or by “cashless exercise” in accordance with the provisions of subsection (a) below. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Registered Holder shall not be required to physically surrender this Warrant to the Company until the Registered Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Registered Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall use its commercially reasonable efforts to deliver any objection to any Notice of Exercise Form within one (1) trading day of receipt of such notice. The Registered Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(1)          Cashless Exercise. If at the time of exercise hereof following the one-year anniversary of the Form 10 Disclosure Filing Date (as defined below) there is no effective registration statement registering the Warrant Shares, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Registered Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Registered Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to subsection 2.3.1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to subsection 2.3.1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Registered Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Stock Exchange as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Registered Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to subsection 2.3.1(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to subsection 2.3.1(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of the portion of this Warrant specified in the Notice of Exercise in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this subsection 2.3.1(a).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Stock Exchange, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Stock Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Stock Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Stock Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Stock Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Stock Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Form 10 Disclosure Filing Date” means the date on which the Company shall file with the SEC a Current Report on Form 8-K (or any other applicable form) that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

(2)          Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Registered Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Registered Holder or in such name or names as may be directed by the Registered Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Registered Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Registered Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(ii)         Issuance of Warrant Shares on Exercise. As soon as practicable after the exercise of this Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection (i)), the Company shall issue to the Registered Holder a book-entry position or certificate, as applicable, for the number of shares of Warrant Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if this Warrant shall not have been exercised in full, a new countersigned Warrant for the number of Warrant Shares as to which this Warrant shall not have been exercised. If at the time of exercise of this Warrant, the Warrant Shares are not registered for resale pursuant to the Securities Act then such purchased Warrant Shares issued to a Registered Holder upon payment of the Warrant Price pursuant to subsection (i) shall bear a restrictive legend in the form attached hereto as Exhibit C. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise would be unlawful. In the event that a Registered Holder reasonably determines that a consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, or under any other applicable antitrust or competition Laws of any non-U.S. jurisdiction or any other merger control or investment Laws (collectively, “Antitrust Laws”) is required, then the making of any appropriate filings, the taking or causing to be taken of any required actions, and the expiration or the termination of the applicable waiting period, review period or comparable period, in each case as applicable under any such applicable Antitrust Laws, shall be a condition to the issuance of the Common Stock and the Company shall provide all reasonable assistance requested by the Registered Holder in connection with any required filings or actions under the applicable Antitrust Laws. The Company shall not take any action that would cause a Registered Holder’s ownership percentage of voting securities of the Company (as defined or interpreted under the applicable Antitrust Laws) to increase without providing notice to such Registered Holders for each to determine whether any filing, consent, approval or authorization of, or designation, declaration or filing with any Governmental Entity could be triggered under the applicable Antitrust Laws by the proposed Company action. If any Registered Holder determines that the proposed Company action requires clearance, approval or authorization under the applicable Antitrust Laws, then the obtaining of required clearance, approval or authorization, or the expiration or termination of the applicable waiting period, review period or comparable period, as applicable, under the applicable Antitrust Laws shall be a condition to the Company taking its proposed action. If at any time a Registered Holder determines that it has a filing requirement or other requirement or obligation under the applicable Antitrust Laws, then the Company shall provide all reasonable assistance to such Registered Holder as reasonably requested by that Registered Holder in connection with any required filings or actions to be made or taken under the applicable Antitrust Laws. “Governmental Entity” as used in this subsection 2.3.2 shall mean any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including notified bodies as well as any arbitral tribunal (public or private). “Law” as used in this subsection 2.3.2 means any federal, state, local, foreign, national or supranational statute, law (including common law and, if applicable, fiduciary or similar duties), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

(iii)         Valid Issuance. All Warrant Shares issued upon the proper exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(iv)          Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, Warrant Shares are issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which this Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company or book-entry system of the Company’s transfer agent are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books or book-entry system are open.

(v)           Delivery of Certificates upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Registered Holder by crediting the account of the Registered Holder’s or its designee’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Registered Holder or (B) the Warrant Shares are eligible for resale by the Registered Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants) (and the Registered Holder and its broker provide the Company and its transfer agent with customary representations and other documentation reasonably acceptable to the Company and its transfer agent in connection therewith), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Registered Holder or its designee, for the number of Warrant Shares to which the Registered Holder is entitled pursuant to such exercise to the address specified by the Registered Holder in the Notice of Exercise by the date that is by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Registered Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Registered Holder the Warrant Shares subject to a Notice of Exercise by the second Trading Day after Warrant Share Delivery Date, the Company shall pay to the Registered Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Stock Exchange with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(vi)          Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Registered Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2.3.4 by the Warrant Share Delivery Date, then the Registered Holder will have the right to rescind such exercise.

(vii)         Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Registered Holder, if the Company fails to cause the Transfer Agent to transmit to the Registered Holder a certificate or the certificates representing the Warrant Shares in accordance with the provisions of Section 2.3.4 above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Registered Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Registered Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Registered Holder of the Warrant Shares which the Registered Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Registered Holder the amount, if any, by which (x) the Registered Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Registered Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Registered Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Registered Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Registered Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Registered Holder $1,000. The Registered Holder shall provide the Company written notice indicating the amounts payable to the Registered Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

3.	Adjustments.

a.            Stock Dividends.

(i)             Split-Ups. If after the Original Issue Date, and subject to the provisions of 3.f below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase shares of Common Stock at a price less than the Fair Market Value (as defined in this subsection 3.a(i)) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 3.a(i), (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trades on the Stock Exchange, without the right to receive such rights.

(ii)            Extraordinary Dividends. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Common Stock on account of such Common Stock (or other shares of the Company’s capital stock into which this Warrant is convertible), other than (a) as described in subsection 3.a(i) above, or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the board of directors of the Company, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 3.a(ii), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Warrant Shares issuable on exercise of this Warrant) does not exceed $0.50.

b.           Aggregation of Shares. If after the Original Issue Date, and subject to the provisions of 3.f hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

c.           Adjustments in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as provided in subsection 3.a(i) or 3.b above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Warrant Shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

d.         Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under subsections 3.a(i) or 3.a(ii) or 3.b hereof or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Registered Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Registered Holder would have received if the Registered Holder had exercised this Warrant immediately prior to such event (the “Alternative Issuance”) and the Company shall not enter into any such consolidation, merger, sale or conveyance unless the successor or purchasing entity agrees to provide for delivery of such Alternative Issuance; If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 3.a(i), then such adjustment shall be made pursuant to subsection 3.a(i), 3.b, 3.c and this 3.d. The provisions of this 3.d shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

e.          Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of a Warrant, or upon the occurrence of any event specified in Sections a, b, c or d, the Company shall give written notice thereof to the Registered Holders, at the last address set forth for each such Registered Holder in the Warrant Register, of the record date or the effective date of the event. The notice shall state the adjusted Warrant Price, if applicable, and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

f.             No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 3, the Registered Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, round down to the nearest whole number the number of shares of Common Stock to be issued to the Registered Holder.

4.	Other Provisions Relating to Rights of Holders of Warrants.

a.             No Rights as Stockholder. This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

b.           Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its sole discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as this Warrant so lost, stolen, mutilate or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

c.             Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to the Subscription Agreement. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Stock Exchange upon which the Common Stock may be listed.

5.	Miscellaneous Provisions.

a.            Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of Warrant Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the ownership of the Warrants or such underlying Common Stock.

b.            Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Registered Holder shall bind and inure to the benefit of their respective successors and assigns.

c.             Notices. All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed as follows: (i) if to the Registered Holder, at his, her or its address as shown in the Warrant Register; and (ii) if to the Company, at its principal office, to the attention of the Chief Financial Officer. Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

d.            Applicable Law. The validity, interpretation, and performance of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Registered Holder hereby agree that any action, proceeding or claim against either party arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Registered Holder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

e.           Persons Having Rights under this Warrant. Nothing in this Warrant shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the parties hereto.

f.              Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

g.             Amendments. This Warrant may only be amended or modified by written instrument executed by both the Company and the Registered Holder.

h.           Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

i.              Complete Agreement. This Warrant (together with the Subscription Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

j.             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Registered Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of the Registered Holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k.            Remedies. The Registered Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l.              Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Registered Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. Without limiting any other provision of this Warrant or the Subscription Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Registered Holder, the Company shall pay to the Registered Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable and documented attorneys’ fees, including those of appellate proceedings, incurred by the Registered Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

m.            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a trading day, then, such action may be taken or such right may be exercised on the next succeeding trading day.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date first above written.

AJA HOLDCO, INC.

By:
Name:
Title:

Name and Address of Warrant Holder:

[Name]

[Address]

EXHIBIT A

NOTICE OF EXERCISE

1.       The undersigned Registered Holder hereby exercises its right to purchase__________________ shares of common stock of Aja Holdco, Inc., a Delaware corporation (the “Company”), in accordance with the attached Warrant To Purchase Common Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐       check in the amount of $ [___] payable to order of the Company enclosed herewith

☐       Wire transfer of immediately available funds to the Company’s account

☐       Other [Describe]

2.       Please issue a certificate or certificates, or book-entry interest, representing the shares of Common Stock in the name specified below:

Holder’s Name
(Address)

HOLDER:

By:
Name:
Title:
(Date):

EXHIBIT B

ASSIGNMENT FORM

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (the “Transferee”) the right represented by the within Warrant to purchase shares of Common Stock of Aja Holdco, Inc. (the “Company”) to which the within Warrant relates and appoints attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)	the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)	the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)	the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT C

LEGEND

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SHARES OF COMMON STOCK ISSUABLE UPON THE HOLDERS’ EXERCISE OF THE WARRANTS TO WHICH THESE SHARES OF COMMON STOCK RELATE, AGREES FOR THE BENEFIT OF AJA HOLDCO, INC. (THE “COMPANY”) THAT THESE SHARES OF COMMON STOCK ARE SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS AS A RESULT OF APPLICABLE LAWS, INCLUDING FEDERAL AND STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (I) TO THE COMPANY OR A SUBSIDIARY THEREOF, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (IV) IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION. THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE ENTITLED TO CERTAIN REGISTRATION RIGHTS UNDER THE SUBSCRIPTION AGREEMENT EXECUTED BY THE COMPANY, ARYA SCIENCES ACQUISITION CORP IV AND THE INITIAL PURCHASER OF THE WARRANTS AS TO WHICH THE SHARES OF COMMON STOCK REPRESENTED HEREBY RELATE.”